UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2021

AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street New York, New York 10038
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 770-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 Per Share	AIG	New York Stock Exchange
5.75% Series A-2 Junior Subordinated Debentures	AIG 67BP	New York Stock Exchange
4.875% Series A-3 Junior Subordinated Debentures	AIG 67EU	New York Stock Exchange
Stock Purchase Rights		New York Stock Exchange
Depositary Shares Each Representing a 1/1,000th Interest in a Share of Series A 5.85% Non-Cumulative Perpetual Preferred Stock	AIG PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01. Other Events.

Prior to the fourth quarter of 2020, American International Group, Inc. and its consolidated subsidiaries (the “Company” or “AIG”) reported the results of its businesses through the following segments: General Insurance (“GI”), Life and Retirement (“L&R”), Other Operations and Legacy. The GI segment had two operating segments – North America and International, which consist of Commercial Lines, including Liability, Financial Lines, Property and Specialty, and Personal Insurance, which includes Personal Lines and Accident and Health. The L&R segment had four operating segments – Individual Retirement, Group Retirement, Life Insurance and Institutional Markets. The Legacy segment consisted of exited or discontinued product lines, policy forms or distribution channels. The Other Operations segment consisted of income from assets held solely by American International Group, Inc., and not any of its consolidated subsidiaries (“AIG Parent”), and other corporate subsidiaries, general operating expenses not attributable to other AIG reporting segments, amortization of value of distribution network acquired related to the acquisitions of Validus Holdings, Ltd. and Glatfelter Insurance Group, interest expense attributable to AIG long-term debt as well as debt associated with consolidated investment entities.

In the fourth quarter of 2020, the Company’s chief operating decision makers modified their view of the Company’s businesses and how they allocate resources and assess performance. As a result, AIG will report the results of its businesses through the following segments: GI, L&R and Other Operations. The new operating structure no longer includes a Legacy segment. Other Operations primarily consists of income from assets held by AIG Parent and other corporate subsidiaries, deferred tax assets related to tax attributes, corporate expenses and intercompany eliminations, our institutional asset management business and results of our consolidated investment entities, GI runoff business previously reported within Legacy as well as the historical results of our legacy insurance lines ceded to Fortitude Reinsurance Company Ltd.

Within the new operating structure, the GI and L&R segments include the following operating segments:

General Insurance

•	North America – consists of insurance businesses in the United States, Canada and Bermuda, and our global reinsurance business, AIG Re.

•	International – includes regional insurance businesses in Japan, the United Kingdom, Europe, Middle East and Africa (EMEA region), Asia Pacific, Latin America and Caribbean, and China. International also includes the results of Talbot Holdings, Ltd. as well as AIG’s global specialty business, which is now entirely reflected in the International operating segment as part of the resegmentation effort.

Life and Retirement

•	Individual Retirement – consists of fixed annuities, fixed index annuities, variable annuities and retail mutual funds.

•	Group Retirement – consists of group mutual funds, group annuities, individual annuity and investment products, and financial planning and advisory services.

•	Life Insurance – primary products in the U.S. include term life and universal life insurance. International operations include distribution of life and health products in the UK and Ireland. Certain run-off life insurance portfolios previously reported in Legacy have been realigned into the Life Insurance operating segment.

•	Institutional Markets – consists of stable value wrap products, structured settlement and pension risk transfer annuities, corporate- and bank-owned life insurance and guaranteed investment contracts. The run-off high net worth (private placement variable universal life and private placement variable annuity) and assumed structured settlement portfolios previously reported in Legacy have been realigned into the Institutional Markets operating segment.

On October 26, 2020, AIG announced its intention to separate its Life and Retirement business from AIG. No decisions have yet been made regarding the structure of the initial disposition of up to a 19.9% interest in the Life and Retirement business or the specific terms or timing thereof.

The Company has updated its Third Quarter 2020 Financial Supplement to include revised historical segment results for each of the nine months ended September 30, 2020 and 2019, the quarter and year ended December 31, 2019, the quarters ended March 31, June 30 and September 30, 2020 and 2019, and the year ended December 31, 2018. The updated Third Quarter 2020 Financial Supplement reflects the segment reporting changes.

The updated Third Quarter 2020 Financial Supplement is available on the Company’s website at www.aig.com. Information contained on the Company’s website or that can be accessed through the Company’s website is not incorporated by reference into this Current Report on Form 8-K. Reference to the Company’s website is made as an inactive textual reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: February 1, 2021	By:	/s/ Kristen W. Prohl
		Name:	Kristen W. Prohl
		Title:	Assistant Secretary